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                                                                 EXHIBIT 10.36


                                  AGREEMENT

     THIS AGREEMENT (this "Agreement") is made as of the 29th day of February, 1996, by and among AMPACE CORPORATION, a Delaware corporation ("Ampace"), AMPACE ACQUISITION, INC., a Delaware corporation ("NewCo"), AMANDAY EXPRESS, INC., a North Carolina Corporation ("Company"), and CARL A. CHESHIRE and ELIZABETH B. CHESHIRE (hereinafter referred to collectively as "Stockholder"), the owners of all the outstanding capital stock of Company.


                                    RECITALS

     WHEREAS, the Stockholder is the direct owner of 306 shares of Common Stock, no par value (the "Company Stock"), of the Company, being all of the issued and outstanding shares of Company capital stock; and

     WHEREAS, the Company desires to merge with NewCo and have NewCo as the surviving corporation; and

     WHEREAS, the Stockholder desires to exchange the Company Stock for Common Stock, no par value, of Ampace ("Ampace Stock") and the receipt of cash and notes; and

     WHEREAS, the respective Boards of Directors of the NewCo, Ampace, Company and Stockholder have approved the merger of the Company and NewCo and the transfer of Ampace Stock to the Stockholder and the distribution of cash and notes upon the terms and subject to the conditions set forth in this Agreement; and

     NOW, THEREFORE, in consideration of the promises and of the mutual agreements representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.   MERGER AND TRANSFER OF AMPACE STOCK

     1.1 GENERAL. Upon the terms and subject to the conditions of this Agreement and upon the Effective Time, the Company will merge into NewCo in accordance with the provisions of the Delaware General Corporation Act ("DGCL") and with the effect provided in Section 252 of DGCL. The separate corporate existence of the Company shall thereupon cease and NewCo shall be the Surviving Corporation. Attached as Exhibit 1.1 is a copy of the Plan of Merger between the Company and NewCo. Immediately following the Plan of Merger, NewCo will change its name to Amanday Express, Inc.

     1.2 DELIVERY OF THE COMPANY STOCK. At the Closing (as defined in Section 2 hereof), upon the terms and subject to the conditions of this Agreement and the Plan of Merger, Stockholder shall deliver to NewCo, as the surviving corporation, certificates representing the

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Company Stock, duly endorsed for transfer to NewCo pursuant to the Plan of
Merger free and clear of all liens, encumbrances or adverse claims of any kind against the Company Stock.

     1.3 STOCK Exchange. In exchange for and in full consideration for transfer of the Company Stock, and upon the terms and subject to the conditions of this Agreement and the Plan of Merger, NewCo as the surviving corporation shall do the following:

           (a) transfer to Stockholder 250,000 issued, but unregistered, shares of common stock in Ampace; and

           (b) pay $1,000,000 to Stockholder in immediately available funds;
     and

           (c) deliver to Stockholder a promissory note secured by real estate owned by Seller in the amount of $175,000 providing for payment of interest only at eight (8%) percent for five years with a balloon payment of any unpaid principal and interest on the fifth anniversary date of the closing; and

     1.4 EXCHANGE PRICE ADJUSTMENT. The Stockholder and NewCo agree to an adjustment in the exchange price in the following events:

           (a) in the event that the book value of the Company as of the Effective Time shall be materially less than One Million Four Hundred Thousand Seven Hundred Sixty Eight Dollars ($1,405,768) [the book value of the Company on November 30, 1995] there will be an adjustment in the exchange price to reduce the exchange price on a dollar for dollar basis for the material difference in the book value of the Company and $ 1,405,768. The exchange price reduction will reduce the principal balance of the promissory note provided in 1.3(c) above. The book value as of the Effective Time will be determined by KPMG Peat Marwick ("KPMG") to verify and substantiate the computation. The book value determination will be made in accordance with generally accepted accounting principles, consistently applied with past practices to the extent such practices are consistent with generally accepted accounting principles. For purposes of this paragraph "material" shall mean five thousand dollars ($5,000) or more.

           (b) In the event that the Ampace Stock issued to Stockholder pursuant to paragraph 1.3(a) above has a value at the end of two years of less than $5.00 per share, Ampace will issue to Stockholder an additional 25,000 shares of Ampace Stock. The value of the stock shall be determined by taking the average selling price over the previous twenty
     (20) business days preceding the second anniversary date of the closing.

2.   CLOSING AND EFFECTIVE TIME.

     The consummation of the merger and stock exchange and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Bernstein, Stair & McAdams, Suite 600, 530 S. Gay Street, Knoxville, Tennessee 37902 or such other time and place as shall be mutually agreed. The date on which the Closing occurs is referred to as the

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"Closing Date." The Effective Time for the merger will be the close of business on March 31, 1996.

3.   REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER.

     Stockholder hereby makes the following representations and warranties to, and covenants with, NewCo. When a representation or warranty is made "to the best of Stockholder's knowledge," Stockholder shall, after a reasonably diligent investigation, have reasonable ground to believe, and shall believe, that the representation and warranty as stated is true. As of the Closing Date, Stockholder will be deemed to have made such representations and warranties at and as of such time.

     3.1 DUE ORGANIZATION. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, and is duly authorized and qualified to do business in all states and jurisdictions in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such authority and qualification necessary. Copies of the Articles of Incorporation (certified by the Secretary of State of the State of North Carolina) and Bylaws (certified by the Secretary of the Company), each as amended, of the Company have previously been delivered to NewCo. The stock records and minute books of Company, as heretofore made available to NewCo, are correct and complete. The Company has no subsidiaries.

     3.2 AUTHORIZATION. Company has corporate power and authority to enter into this Agreement and the other documents and instruments to be delivered pursuant to this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Company of this Agreement and the consummation of the purchase and sale of the Company Stock and the other transactions contemplated by this Agreement by Company have been duly and validly authorized by all necessary corporate action on the part of Company. This Agreement has been duly and validly executed and delivered by Company and Stockholder and, to the best of Stockholder's knowledge, constitutes the valid and binding obligation of each of them, subject as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws from time to time in effect.

     3.3 NO CONFLICTS; APPROVALS. Neither the execution, delivery and performance of this Agreement by Company and the Stockholder nor the consummation of the transaction contemplated hereby will; (a) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of Company; (b) result in any conflict with, breach of, or default (or give rise to any right to termination, cancellation or acceleration or loss of any right or benefit) under or require any consent or approval which has not been obtained with respect to any of the terms, conditions or provisions of any material contract or agreement to which either Stockholder or Company is a party or by which any of their respective assets may be bound; or (c) violate any order, law, rule or regulation applicable to either Stockholder or Company or by which any of their respective properties or assets may be bound. No action, consent or approval by, or filing by Company with, any Federal, state, municipal, foreign or other court or governmental body or agency, or any other regulatory body, is required in connection with the execution, delivery or

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performance by Stockholder or Company of this Agreement or the consummation by
Company of the transactions contemplated hereby, except for any obtained prior to the Closing Date.

     3.4 CAPITAL STOCK OF COMPANY. The authorized capital stock of Company consists of 1000 shares of common stock, of which 306 shares are issued and outstanding. All of the issued and outstanding shares of the Company Stock have been duly authorized and are validly issued, fully paid and nonassessable, and are owned beneficially and of record by the Stockholder as set forth on
Schedule 3.4. Stockholder has, and as of the Closing Date will have, good title to such shares of Company Stock, free and clear of all liens, claims, security interests and encumbrances of every kind. Upon conveyance and delivery of the Company Stock to NewCo and payment therefor by NewCo as herein provided, NewCo shall be the owner of such Company Stock free and clear of liens, claims, restrictions or encumbrances of any kind. Such shares of Company Stock were offered, issued, sold and delivered by Company in compliance with all applicable state and federal laws governing the offer and sale of securities. Further, to the best of Stockholder's knowledge, none of such shares of Company Stock were issued in violation of the preemptive rights of any past or present stockholder.

     3.5 TRANSACTIONS IN CAPITAL STOCK. Except as provided on Schedule 3.5, Company has not acquired, directly or indirectly, any shares of its capital stock in the previous two years. No option, warrant, call, conversion right or commitment of any kind exists that obligates Company to issue any of its respective authorized but unissued capital stock. In addition, Company does not have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its capital stock or any interests therein or to pay and dividend or make any distribution in respect thereof. The voting stock structure of Company or the ownership of shares by Stockholder has not been altered or changed in contemplation of the transactions contemplated hereby. None of the shares of Company Stock were issued pursuant to awards, grants or bonuses.

     3.6 PREDECESSOR STATUS; ETC. Set forth in Schedule 3.6 is a listing of all names of all predecessor companies of Company, including the names of any entities from whom Company previously acquired significant assets. Except as disclosed in Schedule 3.6, Company has never been a subsidiary or division of another corporation nor been a part of any acquisition which was later rescinded. Neither Company nor Stockholder has ever owned any capital stock of NewCo nor has there been any sale or spin-off of significant assets of Company other than in the ordinary course of business.

     3.7 FINANCIAL STATEMENTS. Attached as Schedule 3.7 are copies of the unaudited Balance Sheets of Company as of November 30, 1995 and Statements of Income, Cash Flows and Stockholder Equity for the eleven month period ended November 30, 1995, (the "Financial Statements"). Such Financial Statements present fairly the financial condition of Company in all material respects as of the dates of such statements and the results of operations of Company for the periods then ended. The Financial Statements are not prepared in accordance with generally accepted accounting practices in that the Financial Statements are unaudited, without notes, do not capitalize leases in accordance with generally accepted accounting principles and are generally prepared on the accrual basis without reserves and prepaid items and other timing

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adjustments, which overtime are recognized in the Financial Statements.  NewCo acknowledges that it has had an opportunity to examine the Financial Statements and review the methods of preparation. Buyer has been provided with all information requested as to the methodology used by the Company in the preparation of the Financial Statements. At NewCo's request, the President or Chief Financial Officer of Company will execute any documentation reasonably required by NewCo's independent public accountants or any stock exchange or automated trading system on which the capital stock of NewCo is traded with respect to the accounting issues. Stockholder and Company specifically represent that the book value of Company Stock as disclosed to NewCo was determined based upon the Company's Financial Statements.

     3.8 LIABILITIES AND OBLIGATIONS. Schedule 3.8 sets forth, as of November 30, 1995 (the "Balance Sheet Date") all liabilities and obligations of Company not reflected on the Financial Statements and any material liabilities or obligations incurred thereafter which are not in the ordinary course of business. For each such liability or obligation for which the amount is not fixed or is contested, Schedule 3.8 sets forth the following information:

         (a) a summary description of the liability or obligation together with the following:

             (i)  copies of all relevant documentation relating thereto;

             (ii) amounts claimed and any other action or relief sought;
                  and

            (iii) name of claimant and all other parties to any claim, suit or proceeding.

         (b) the name of each court or agency, if any, before which a claim, suit or proceeding is pending; and

         (c) the date such claim, suit or proceeding was instituted.

The Company has good and marketable title to those assets reflected in the Financial Statements and to all of its other assets and properties except as set forth in Schedule 3.8. Upon the Closing, NewCo will own such assets free and clear of any liens, claims, security interest or encumbrances of any kind except as described in this Schedule 3.8.

     3.9 ACCOUNTS AND NOTES RECEIVABLE. Schedule 3.9 sets forth, as of November 30, l995, the accounts and notes receivable of Company, including receivables from and advances to employees and Stockholder, along with an aging of all accounts and notes receivable showing amounts due in 30-day aging categories. Except to the extent reflected on Schedule 3.9, to the best of Stockholder's knowledge, all accounts and notes receivable of Company arose from the sale of products and services in the ordinary course of business, are legal, valid and binding claims of Company, and each is collectible in the ordinary course of business, subject to reserves in the amounts shown in Company's financial records net of reserves as reflected on Company's

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Financial Statements.  Said accounts and notes receivables are not subject to valid defenses, set-offs or counterclaims.

     3.10 PERMITS. Schedule 3.10 sets forth, an accurate list and summary description of all permits, titles (including motor vehicles titles and current registrations), fuel permits, licenses, franchises and certificates (the "Permits") held by Company. All of such Permits are adequate for the operation of the business of Company as it is presently being conducted including without limitation: (i) that all drivers of or for Company meet all Department of Transportation ("DOT") qualifications and such drivers possess proper certification, licenses and endorsements; (ii) that the DOT certification contains a satisfactory carrier rating; and (iii) that all drivers of and for Company are in substantial compliance with all applicable rules and regulations with the Federal Highway Safety Standards. Neither execution and delivery by Company of this Agreement, nor the consummation of the sale transactions contemplated hereby, will cause a default under or alter or impair any rights under such Permits.

     3.11 REAL AND PERSONAL PROPERTY. Schedule 3.11 sets forth a substantially complete description of all real property and all vehicles including tractors and trailers ("Vehicles") owned or leased by Company, and all personal property constituting fixed assets, including true and correct copies of leases for equipment and properties on which are situated buildings, warehouses, workshops, garages and other structures used in the operation of the business of Company, and including an indication as to which assets were formerly owned by business or personal affiliates of Company. Except as shown on Schedule 3.11, all of the vehicles, machinery and equipment of Company are in good working order and condition subject to ordinary wear, tear and normal usual breakage. All such leases set forth on Schedule 3.11 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto. All assets used by Company in the operation of its business are either owned by Company or leased under an agreement listed on
Schedule 3.11. Included in Schedule 3.11 is a list and description of all real property and vehicles currently owned by Company.

     3.12 MATERIAL CONTRACTS AND COMMITMENTS. Schedule 3.12 sets forth an accurate list of all material contracts, commitments and similar agreements or arrangements, whether written or oral (the "Contracts"), to which Company is a party or by "Contracts"), to which Company is a party or by which any of them or any of its properties may be bound (including, but not limited to, municipal contracts, joint venture or partnership agreements, lease agreements identified in Schedule 3.11, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) which are not (i) terminable by either party upon not more than thirty (30) days notice without penalty or more than $5000 or (ii) do not involve monthly payments of more than two hundred fifty dollars ($250) per month and extend for more than thirty six (36) months. Stockholder has delivered true copies of such Contracts to NewCo. Except to the extent set forth on Schedule 3.12, Company has complied with all material commitments and obligations pertaining to the Contracts, respectively, and is not in material default under any such Contract and no notice of default has been received. To the best of Stockholder's knowledge, each of the Contracts is a valid and binding obligation of Company and is in full force and effect and will continue in such force and effect following the sale transaction contemplated by this Agreement.


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No waiver, indulgence or postponement of any obligations thereunder has been granted by any party to the Contracts. No consent or approval is required by any person or entity pursuant to the terms of any Contract or otherwise in order to permit the execution, delivery and performance by Stockholder of this Agreement and the transactions contemplated hereby.

     To the best of Stockholder's knowledge and except as disclosed in Schedule 3.12, (a) no supplier providing products, components, materials or services to Company intends to cease selling such products, components, materials or services to Company, or to limit or reduce such sales to Company or materially alter the terms or conditions of any such sales, and (b) no customer of Company which individually represented or accounted for at least $100,000 of Company's total sales for the year ended December 31, 1995, or any of the other customers of Company that taken together in aggregate represent a material portion of Company's business, intends or intend to terminate, limit, reduce or change its or their business relations with Company. Seller will arrange a meeting between NewCo and Klaussner Furniture as an introduction to NewCo and for NewCo to ascertain to its satisfaction that Klaussner Furniture will continue to do business with Company after the Closing Date. Said determination will be considered a part of NewCo's due diligence. NewCo acknowledges that there is usual and normal turnover in the customer base of trucking companies and there is no guarantee that customers of the Company will continue to do business with the Company.

     3.13 LABOR UNIONS. Except as set forth in Schedule 3.13, Company is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. Except as set forth on Schedule 3.13, no employees of Company are represented by any labor union or covered by any collective bargaining agreement nor, to the best of Stockholder's knowledge, is any organizational campaign to establish such representation in progress. There is no pending or threatened labor dispute involving Company and any group of their respective employees nor has Company experienced any labor interruptions over the past three years.

     3.14 TITLE TO REAL PROPERTY. Seller shall furnish a title opinion, updated to within 30 days of the Closing Date, on the real property identified in Schedule 3.11. The title report identified in Schedule 3.14 fairly presents the state of title to the real property described thereon.

     3.15 INSURANCE. Schedule 3.15 sets forth an accurate list of all insurance policies carried by Company, all insurance loss runs or workers compensation claims received for the past policy year and will apply its best efforts to obtain the loss runs for the previous four years prior to Closing. Copies of all policies currently in effect have been delivered to NewCo and are, to the best of Stockholder's knowledge, true and correct. The insurance carried by Company with respect to its properties, assets and businesses is in amounts sufficient for the reasonably prudent protection of the businesses conducted. Except as set forth on Schedule 3.15, such insurance policies are currently in full force and effect. The insurance coverage of Company has never been canceled and Company has not ever been denied coverage. All premiums due on the insurance policies identified on Schedule 3.15 have been fully and timely paid.

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     3.16  COMPENSATION.  Schedule 3.16 sets forth an accurate schedule showing all officers, directors and key employees of Company and the current rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively), the date of last increase in compensation and the expected date of current increase in compensation, if any. All such compensation, including, but not limited to, wages, bonuses, commissions, overtime, sick leave, severance pay and vacation benefits incurred or accrued for all employees prior to the date of this Agreement have been fully paid, are reflected on the Financial Statements, or are set forth in Schedule 3.16. Company and Stockholder have previously provided to NewCo copies of all employee handbooks, manuals or notices used or issued by it at any time relating to terms or conditions of employment or compensation of employees.

     3.17 EMPLOYEE BENEFIT PLANS. Schedule 3.17 sets forth an accurate schedule listing all employee benefit or welfare plans maintained by Company, to which Company contributes, with respect which Company acts as administrator, trustee or fiduciary or with respect to which Company has any liability, (whether written or oral) including any plan that was frozen, terminated or merged into another plan. Said Schedule 3.17 shall include without limitation any pension, profit-sharing, bonus, stock option, incentive, deferred compensation, hospitalization, medical, insurance or other plan or arrangement, and any employment agreement containing "golden parachute" provisions, and a description of such plans and arrangements, together with copies of such plans, amendments, agreements and any trusts related thereto, and classifications of employees covered thereby. All employee benefit plans listed on Schedule 3.17 are, in compliance and have from their inception been operated in accordance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations and with the terms of the plan.

     All reports, notices and information required to be given to any individual or entity or any governmental agency or authority in connection with an employee benefit or welfare plan have been given in a complete and timely fashion. No event has occurred with respect to an employee benefit or welfare plan that would cause the imposition of any tax or penalty against the plan (or its related trust) or Company.

     3.18 QUALIFIED PLANS. All plans listed on Schedule 3.18 that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 3.18. Except as disclosed on Schedule 3.18, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits and tax returns) have been timely filed or distributed, and true copies thereof have been delivered to NewCo. The Stockholder, any such plan listed in Schedule 3.18, and the Company have not engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No such plan listed in Schedule 3.18 has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA; and, Company has not incurred any liability for excise tax or penalty due to the Internal

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Revenue Service nor any liability to the Pension Benefit Guaranty Corporation.
Stockholder further represents that:

           (a) there have been no terminations, partial terminations or discontinuance of contributions to any such Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

           (b) no such plan listed in Schedule 3.18 subject to the provisions of Title IV of ERISA has been terminated;

           (c) except for the transactions contemplated hereby, there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan listed in Schedule 3.18; and

           (d) except for the transactions contemplated hereby, the Company has not incurred liability under Section 4062 of ERISA.

      3.19 CONFORMITY WITH LAW. Company is not in material default under any law or regulation or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them; and except to the extent set forth in Schedule 3.8 (excluding claims or suits which are covered by insurance), there are no claims, actions, suits or proceedings pending or threatened against or affecting Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them including without limitation any under charge claims in excess of $25,000 and, no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and are not in violation of any of the foregoing that might materially and adversely affect the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of Company, taken as a whole.

      3.20 TAXES. Company has timely filed all requisite federal and other tax returns for all fiscal periods ended on or before the Balance Sheet Date; and except as set forth on Schedule 3.20, there are no examinations in progress or claims against them for federal and other taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim, whether pending or threatened, for taxes has been received. There have been no audits by federal or state authorities except as set forth on Schedule 3.20 and all years are open under the applicable statute of limitations for the respective years. To the best of Stockholders' knowledge, there are no tax liabilities, contingent or otherwise, which are not reflected as liabilities on the balance sheets included in the Financial Statements except as set

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forth on Schedule 3.20.  No circumstances exist as of the date hereof, nor will any circumstances exist at the Closing Date, which, with the passage of time, audit or otherwise may result in the imposition of additional tax liabilities on Company except as set forth on Schedule 3.20. Company has not consented to an extension of or waived any applicable statute of limitations with respect to tax liabilities, nor has Company granted any presently outstanding power of attorney with respect thereto. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal and local income tax returns and franchise tax returns of Company for their last three (3) fiscal years, or such shorter period of time as any of them shall have existed, are attached hereto as Schedule 3.20.

     Company has paid all withholding taxes, social security and medicare taxes and unemployment taxes in accordance with applicable law and all required deposits have been timely made.

     3.21 INTELLECTUAL PROPERTY. All patents, patent applications, copyrights, trademarks, trade names, service marks and other intellectual property ("Intellectual Property") owned or controlled by Company or any subsidiary and which have been used in their respective businesses are listed on Schedule
3.21. Except as set forth in Schedule 3.21, Company has and owns, directly or indirectly, all rights, title and interest to such Intellectual Property and there are no claims or proceedings pending or threatened against Company asserting the use of any of the Intellectual Property infringes the rights of any other person. Company owns or has adequate licenses or other rights to use all material patents, patent applications, inventions, know-how, technical information and other Intellectual Property used in the conduct of their respective businesses.

     3.22 GOVERNMENTAL CONTRACTS. Except as set forth on Schedule 3.22, Company is not a party to any governmental contract subject to price redetermination or renegotiation.

     3.23 ABSENCE OF CHANGES. Except as set forth in on Schedule 3.23, since the Balance Sheet Date, there has not been:

           (a) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of Company;

           (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Company;

           (c) any change in the authorized capital stock of Company or in its securities outstanding or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

           (d) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of Company;

           (e) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by Company to any of its respective officers,




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      directors, Stockholder, employees, consultant or agents except in the normal course of business consistent with past practices;

           (f) any work interruptions or any event or condition of any character, materially adversely affecting the business or future prospects of Company other than normal interruptions from weather or similar acts of normal business operation which occur from time to time:

           (g) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of Company to any person, including, without limitation, Stockholder or any affiliate thereof;

           (h) any cancellation, or agreement to cancel, any material indebtedness or other material obligation owing to Company, including without limitation any indebtedness or obligation of Stockholder or any affiliate thereof;

           (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

           (j) any purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets other than in the normal course of business consistent with past practices: or

           (k) any breach, amendment or termination of any material contract, agreement, license, permit or other right to which Company or any Subsidiary is a party.

      3.24 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. Schedule 3.24 sets forth an accurate schedule as of the date of the Agreement, of (i) the name of each financial institution in which Company has accounts or safe deposit boxes; (ii) the names in which the accounts or boxes are held; (iii) the type of account; and (iv) the name of each person authorized to draw thereon or have access thereto. Schedule 3.24 also sets forth, the name of each person, corporation, firm or other entity holding a general or special power of attorney from Company and a description of the terms of such power.

      3.25 BROKERS AND FINDERS. Except as to the brokers set forth on Schedule 3.25, which the Stockholder agrees to pay, neither of the Stockholder, Company or any of their officers, directors or employees has employed any broker, agent or finder or incurred any liability for any brokerage fees, commissions or finders' fees in cash for the purchase and sale of Company Stock and other transactions contemplated by the Agreement or otherwise in connection with the sale of the Company Stock. Except as set forth on Schedule 3.25, Stockholder, Company or any of its officers, directors, or employees on behalf of any of them have not incurred any liabilities for any financial advisory fees, brokerage fees, commissions or finders' fees that remain unpaid in connection with any transaction or proposed transaction.

     3.26 ENVIRONMENTAL MATTERS. Except as disclosed on Schedule 3.26, the Company has not disposed of, or contracted for the disposal of, hazardous wastes, hazardous substances, infectious or medical waste, as those terms are defined by the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state laws, rules or regulations. Except as disclosed on Schedule 3.26, there has been no storage or treatment of solid wastes or hazardous wastes (as defined in RCRA) by Company or any predecessor in interest at any site or other facility owned or operated by Company in violation of any applicable law, rule, regulation, order, judgment or permit or that would require any remedial action under any applicable law. Except as disclosed on Schedule 3.26, (a) Company has not received any notice of any violation with respect to asbestos or other toxic, hazardous, or dangerous materials at any of its sites, and (b) there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind of toxic, dangerous, or hazardous substances at any location or into the environment by Company or any of its officers, directors, employees or agents. Except as disclosed on Schedule 3.26, no employee of Company has, in the course and scope of his employment, been exposed in violation of any law or regulation to hazardous, infectious or toxic wastes or substances. In addition, except as disclosed on Schedule 3.26, neither Company nor Stockholder has knowledge of any assertion by any governmental agency or other regulatory authority of any enforcement action. Schedule 3.26 sets forth a complete list, of all disposal sites utilized in the past five years by Company or any of its predecessors. Schedule 3.26 contains a complete list of all correspondence, notices, orders, permits, clearances or compliance letters issued by or to any federal, state or local governmental body or agency relating in any way to any violation of environmental laws or any cleanup, removal or other remedial action.

     3.27 OCCUPATIONAL SAFETY AND HEALTH. Except as set forth in Schedule 3.27, Company has not received any notice, citation, claim, assessment or proposed assessment as to or alleging any violation of any federal, state or local occupational safety and health laws and no violation which is material presently exists. Company is not a party to any pending dispute with respect to its compliance with any federal, state or local occupational safety and health laws.

     3.28 EMPLOYEE MATTERS. Company is not and has not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act, as amended, and there is no proceeding or investigation pending or threatened against it with respect thereto. There are no, and during the last five years, have not been any, formal, informal or internal charges or complaints of, or any proceedings or lawsuits pending or threatened involving, discrimination or harassment (including, but not limited to, discrimination or harassment based upon gender, age, marital status, race, religion, color, creed, national origin, sexual preference, handicap or veteran status), nor is there any investigation pending or threatened before the Equal Employment Opportunity Commission or any other federal, state or local agency or authority with respect to alleged or actual discrimination or harassment, by Company or any of its employees.

     Company is in compliance in all material respects with the Family and Medical Leave Act and the Americans With Disabilities Act, as amended.

     3.29 COMPLIANCE WITH ZONING AND OTHER REGULATIONS; ASSESSMENTS. Except as set forth in Schedule 3.29, none of the personal property or real property and structures and improvements located thereon or therein, owned or leased by Company in connection with its business is in violation of any law or any zoning, environmental or other ordinance, code, rule, regulation, of any governmental body or other authority having jurisdiction thereof, including provisions related to permissible nonconforming uses, if any. No notice from any governmental body or other party has been served upon Company, or upon any property owned or leased in connection with its business, claiming any violation of such law, ordinance, code, rule or regulation or requiring or calling attention to the need for any work, repair, construction, alteration or installation on or in connection with such property and to the best of Stockholder's knowledge, no such violation exists. Company has received no notice of any special tax assessments affecting any property owned or leased in connection with its business and no such assessments are pending or contemplated.

     3.30 PENDING LITIGATION. Except as set forth in Schedule 3.30 (other than claims or suits which are covered by insurance), there is no claim, action, suit, litigation or proceeding of any nature (including, without limitation, any governmental, administrative or other investigation) pending or, to the best of Stockholder's knowledge, threatened against or affecting Company or its business in any court or before any federal, state, county or municipal department, commission, board, bureau, agency or other government instrument, nor is there any governmental administrative or other investigation or proceeding underway involving the properties or business of Company. Neither Company nor Stockholder have any knowledge of a basis for any claim, action, suit, litigation or proceeding against, by or affecting Company except as set forth in Schedule 3.30.

     3.31 UNDERGROUND STORAGE TANKS. Except as set forth on Schedule 3.31, Company has not ever owned or leased any real estate having any underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by RCRA, CERCLA or other applicable federal, state or local laws, rules and regulations and requirements.

     3.32 RELATIONS WITH GOVERNMENT. Except as set forth on Schedule 3.32, neither Stockholder nor Company has made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor, to the best of Stockholder's knowledge, has it otherwise taken any action that would cause Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect, except for political contributions permitted under the laws of North Carolina.

     3.33 DISCLOSURE. This Agreement and the schedules hereto and all other documents and information furnished to NewCo and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

4.   REPRESENTATIONS OF NEWCO

     NewCo and Ampace, jointly and severally, make the following representations and warranties to, and covenants with, Stockholder. When a representation or warranty is made "to the best of NewCo's or Ampace's knowledge," NewCo and/or Ampace shall, after a reasonably diligent investigation, have reasonable ground to believe, and shall believe, that the representation and warranty as stated is true. References to Ampace shall include all subsidiaries or other businesses under its control as the context shall require. As of the Closing Date, NewCo and Ampace shall be deemed to have made such representations and warranties at and as of such time.

     4.1 DUE ORGANIZATION. Ampace is duly organized, validly existing and in good standing under the laws of Delaware, and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except where the failure to be so authorized, qualified or licensed would not have a material adverse affect on its business. Copies of the Certificate of Incorporation of Ampace (certified by the Delaware Secretary of State) and the Bylaws of Ampace (certified by the clerk or secretary of the corporation) are attached hereto as Schedule 4.1. The stock records and minute books of Ampace, as heretofore made available to the Stockholder, are correct and complete. NewCo is duly organized, validly existing and in good standing under the laws of Delaware, and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except where the failure to be so authorized, qualified or licensed would not have a material adverse affect on its business. Copies of the Certificate of Incorporation of NewCo (certified by the Delaware Secretary of State) and the Bylaws of NewCo (certified by the clerk or secretary of the corporation) are attached hereto as Schedule 4.1. The stock records and minute books of NewCo, as heretofore made available to the Stockholder, are correct and complete.

     4.2 AUTHORIZATION. Ampace has the corporate power and authority to execute and deliver this Agreement and the other documents and instruments to be delivered pursuant to this Agreement and to consummate the sale and the other transactions contemplated hereby. The execution and delivery by Ampace of this Agreement, the consummation of the sale and other transactions contemplated hereby by Ampace have been duly and validly authorized by all necessary corporate action on the part of Ampace. This Agreement has been duly and validly executed and delivered by Ampace and constitutes the valid and binding obligations of it enforceable in accordance with its terms, subject as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws from time to time in effect.

     4.3 NO CONFLICTS; APPROVALS. Neither the execution, delivery and performance of this Agreement, the consummation of the sale and other transactions contemplated hereby by Ampace and NewCo will (a) conflict with or result in a breach of any provision of the charter or bylaws of either Ampace and NewCo, (b) result in any conflict with, breach of, or default (or give rise to any right to termination, cancellation or acceleration or loss of any right or benefit) under or require any consent or approval which has not been obtained with respect to any of the terms, conditions or provisions of any indenture, contract, agreement or instrument to which Ampace and NewCo is a party or by which any of its properties may be bound or (c) violate any order, law, rule or regulation applicable to Ampace and NewCo or by which any of its properties is bound. No action, consent or approval by, or filing by Ampace and NewCo with, any Federal, state, municipal, foreign or other court or governmental body or agency, or any other regulatory body, is required in connection with the execution and delivery by Ampace and NewCo of this Agreement or the consummation by Ampace and NewCo of the purchase of the Company Stock and the other transactions contemplated hereby, other than such as shall have been obtained prior to the Closing.

     4.4 CAPITAL STOCK. The authorized stock of Ampace consists of 10,000,000 shares of common stock, of which 2,800,000 shares are issued and outstanding. All of the issued and outstanding shares of Ampace stock have been duly authorized and are validly issued, fully paid and non-assessable. Schedule 4.3 sets forth all options, warrants, causes, or rights or any other agreement or commitment, either formal or informal or firm or contingent, obligating Ampace to issue, deliver, sell, or cause to be issued, delivered or sold any additional shares of capital stock or other securities of the Ampace or obligating it to grant, extend or enter into such agreement or commitment.

     4.5 FINANCIAL STATEMENTS. Attached as Schedule 4.4 are copies of the audited balance sheets and statements of income, cash flows of Arnpace as of December 31, 1994 and interim balance sheets and statements of income, cash flows for the quarters [year ending] ending on or before December 31, 1995, (the "Financial Statements"). Such Financial Statements present fairly the financial condition of Ampace as of the dates of each statement, and the result of operations of Ampace for the periods then ended. Such statements have been prepared in accordance with the books and records of Ampace which are complete and accurate in all material respects and which have been maintained in accordance with good business practices and have been prepared in accordance with generally accepted accounting principles, subject in the case of interim financial statements to normal reoccurring year end adjustments.

     4.6 CONFORMITY WITH THE LAW. Ampace is not in material default under any law or regulation or under any order of any court of Federal, State, municipal or other governmental department, commission, board, bureau, agency or instrumentality, having jurisdiction over it; except and to the extent set forth in Schedule 4.5 (other than claims or suits which are covered by insurance) there are no claims, actions, suits or proceedings pending or threatened against or affecting the Ampace, at law or at equity, or before or by any Federal, State, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of it including without limitation any under charge claims in excess of $25,000.00 and, no notice of any claim, action, suit or proceeding whether pending or threatened has been received. Ampace has conducted and is conducting its business in accordance with the requirements, standards, criteria and conditions set forth in applicable Federal, State and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and are not in violation of any of the foregoing that might materially and adversely affect the business, operations, affairs, prospects, properties, assets, profits or conditions (financial or otherwise) of the Company, when taken as a whole.

     4.7 MATERIAL CONTRACTS AND Commitments. Except as set forth in Schedule 4.6, Ampace is not in violation of, breach of or default under any material contract (including, but not limited to any note, lease, security instrument, mortgage, agreement, contract or commitment) to which Ampace is a party or by which any of its material properties or assets is bound, the violation of, breach of, or default under would have a material adverse affect.

     4.8 EXCHANGED STOCK. The stock which Ampace will issue to the Stockholder pursuant to this Agreement is or will be as of the closing duly and validly issued, fully paid and nonassessable. The stock is not issued under the Securities Act of 1933, but has been duly registered under the Securities Exchange Act of 1934. Ampace has made all filings in a timely basis with respect to the Securities and Exchange Commission and has delivered to the Stockholder copies of all quarterly and annual filings made by Arnpace with the Securities Exchange Commission.

     4.9 EMPLOYEE BENEFIT PLANS. Ampace with respect to the employee benefit plans, as defined by ERISA, have been operated in material compliance with ERISA and are not subject to any liability for excise tax or penalty due under the Internal Revenue Code or liability through the Pension Benefit Guaranty Corporation. Ampace does not nor has not maintained an employee benefit plan that is subject to minimum funding through the minimum funding requirements of ERISA.

     4.10 MATERIAL INTERESTS OF Certain PERSONS. No officer or director of Ampace, or any "associate" (as such term is defined in Rule 14a-1 under the 1934 Act) of any such officer or director, has any material interest in any significant contract or lease of any property (real or personal), tangible or intangible, used in or pertaining to the business of Arnpace or its subsidiaries. Significant contract as herein defined shall mean any contract that involved more than $25,000.00 in payments over a period of less than twenty-four (24) months.

     4.11 LITIGATION. Except as set forth in Schedule 4.10 (other than claims or suits which are covered by insurance), there is no claim, action, suit, litigation or proceeding of any nature (including, without limitation any governmental, administrative or other investigation) pending or threatened against or affecting Ampace or its business in any court or before any Federal, State, county or municipal department, commission, board, bureau, agency or other governmental instrumentality nor is there any governmental, administrative or other investigation or proceeding under way involving the properties or business of Ampace. Ampace has no knowledge of a basis for any claim, action, suit, litigation or proceeding against, by or affecting Ampace.

     4.12 OMISSION. This Agreement and the schedules hereto and all documents and other information furnished to the Stockholder and their representatives by Ampace pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

     4.13 BROKERS AND FINDERS. Arnpace and NewCo or its officers, directors or employees have not employed as broker, agent or finder have incurred any liability for any brokerage fees, commissions or finders' fees in connection with the sale and other transactions contemplated by the Agreement. Neither Ampace and NewCo nor any of its officers, directors or employees on behalf of any of them have incurred any liabilities for any financial advisor fees, brokerage fees, commissions or finders' fees that remain unpaid in connection with any transaction or proposed transaction described herein.

5.   COVENANTS PRIOR TO CLOSING.

     5.1 ACCESS AND COOPERATION. Between the date of this Agreement and the Closing Date, Company will each afford to the officers and authorized representatives of the NewCo access to all of its sites, properties, books, records, officers and key employees and will furnish each other with such additional financial and operating data and other information as to its business and properties as the other may from time to time reasonably request. Each of the Company and NewCo will cooperate with the other, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by any governmental agency. NewCo and Company will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 12 hereof.

     5.2 CONDUCT OF THE BUSINESS PENDING CLOSING. Between the date of this Agreement and the Closing Date, Company will:

           (a) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

           (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

           (c) perform all of its material obligations under agreements relating to or affecting its assets, properties or rights;

           (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

           (e) use its best efforts to maintain and preserve its business organization intact, retain its respective present employees and maintain its relationships with suppliers, customers and others with which it has business relations;

           (f) maintain compliance with all permits, laws, rules and regulations, consent orders and similar requirements;

           (g) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments; and

           (h) maintain present salaries and commission levels for all officers, directors, employees and agents, except in the normal course of business consistent with past practices.

      5.3 PROHIBITED ACTIVITIES. Between the date of this Agreement and the Closing Date, the Company will not, without the prior written consent of NewCo:

           (a) make any change in its Articles of Incorporation or Bylaws;

           (b) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind;

           (c) declare or pay any dividend;

           (d) except as set forth in Schedule 5.3(d), enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures in excess of $10,000;

           (e) increase the compensation payable or to become payable to any officer, director, stockholder, employee or agent, or make any bonus or management fee payment to any such person;

           (f) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any material assets or properties whether now owned or hereafter acquired, except as set forth in Schedule 5.3(f);

           (g) except as provided by Schedule 5.3(g), sell, assign, lease or otherwise transfer or dispose of any property or equipment;

           (h) negotiate for the acquisition of any business or the start-up of any new business;

           (i) merge or consolidate or agree to merge or consolidate with or into any other corporation;

           (j) waive any of its material rights or claims;

           (k) knowingly breach or permit a breach, amend or terminate any material Contract or Permit; or

           (l) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

     5.4 NO SHOP. None of Stockholder, Company, or any agent, officer, director or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, directly or indirectly (a) solicit or initiate the submission of proposals or offers from any person for, (b) participate in any discussions pertaining to or (c) furnish any information to any person other than NewCo relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or a merger, consolidation or business combination of the Company.

     5.5 MAINTENANCE OF PERSONAL PROPERTY AND REAL ESTATE. Stockholder shall cause Company to maintain Company's real and personal property in its present condition, ordinary wear and tear excepted, and Stockholder shall cause Company to perform all ordinary and regular maintenance and repairs with respect thereto.

     5.6 NOTIFICATION OF MATERIAL ADVERSE EVENTS. Stockholder shall promptly notify NewCo in writing of any event following the date hereof of which Stockholder is or becomes aware that will or is likely to have a material adverse effect on Company's business, financial condition, prospects of its business, the Company Stock or on the performance by Stockholder of this Agreement. NewCo and Ampace acknowledge the disclosure of the potential termination of the RJR Tobacco Company freight business.

6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDER.

     The obligations of Stockholder hereunder are subject to the fulfillment, prior to the sale transaction contemplated herein, of each of the following conditions, any of which may be waived by Stockholder. Upon consummation of the purchase and sale of Company Stock and related transactions contemplated herein, all conditions not satisfied are deemed to be waived.

     6.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The representations and warranties of NewCo and Ampace contained in Section 4 shall be accurate as of the Closing Date as though such representations and warranties had been made as of that time, except for such changes permitted or contemplated by this Agreement. All of the terms, covenants and conditions of this Agreement to be complied with and performed by NewCo and Ampace on or before the Closing Date shall have been duly complied with and performed. A certificate to the foregoing effect dated the Closing Date and signed by the Chief Executive Officer and Chief Financial Officer of NewCo and Ampace shall have been delivered to Stockholder.

     6.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted to restrain or prohibit the sale transactions contemplated by this Agreement and no governmental agency or body shall have taken any other action or made any request of Company as a result of which the management of Company deems it inadvisable to proceed with the transactions hereunder.

     6.3 EMPLOYMENT AGREEMENT. NewCo shall have executed and delivered an Employment Agreement for Carl Cheshire substantially in the form of Exhibit 6.3 attached hereto. The performance of the contract by NewCo will be guaranteed by Ampace.

     6.4 GOOD STANDING CERTIFICATES. NewCo and Ampace shall have delivered to Stockholder certificates, dated as of a date no longer than ten days prior to the Closing Date, duly issued by the appropriate governmental authority in NewCo's and Ampace's state of incorporation and in each state in which NewCo and Ampace is authorized to do business, showing that NewCo and Ampace is authorized to do business and that all state franchise and/or income tax returns and taxes for Arnpace for all periods prior to the Closing have been filed and paid.

     6.5 PROCEEDINGS SATISFACTORY. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters will be reasonably satisfactory in form and substance to counsel to Stockholder.

     6.6 NO MATERIAL ADVERSE CHANGE. No material adverse change in the results of operations, financial condition or business of Ampace taken as a whole shall have occurred and Ampace shall not have suffered any material loss or damage to any of its properties or assets since its most recent filings with the Securities and Exchange Commission, which change, loss or damage materially affects or impairs the ability of Ampace to conduct its respective businesses.

     6.7 TAX OPINION. The Stockholder shall have received from KPMG, Certified Public Accountants, a tax opinion that the exchange of stock in the Company will be a tax-free exchange as provided in the Internal Revenue Code of 1986, as amended, with respect to the shares exchanged for Ampace's shares pursuant to this Agreement.

     6.8 OPINION OF COUNSEL. The Stockholder shall have received an opinion of counsel of Ampace dated as of the closing date in the form and substance satisfactory to the counsel of the Stockholder.

     6.9 REDUCTION IN QUOTED STOCK PRICE. The stock price of Ampace shall average at least Three Dollars ($3.00) per share for the twenty business days immediately preceding the Closing Date.

7. CONDITIONS TO OBLIGATIONS OF NEWCO.

     The obligations of NewCo hereunder are subject to the fulfillment, prior to the purchase and sale transaction contemplated herein, of each of the following conditions, any of which may be waived by NewCo. Upon consummation of the purchase and sale of Company Stock and related transactions contemplated herein, all conditions not satisfied are deemed to be waived.

     7.1 REPRESENTATIONS AND WARRANTIES. Stockholder and Company shall each have delivered to NewCo a certificate dated the Closing Date and signed respectively by Stockholder and the Chief Executive Officer and Chief Financial Officer of Company to the effect that the respective representations and warranties of Stockholder and Company set forth in this Agreement shall be accurate as of the Closing Date as though such representations and warranties had been made as of that time, except for such changes permitted or contemplated by this Agreement, and that all of the terms, covenants and conditions of this Agreement to be complied with and performed by Stockholder and Company on or before the Closing Date shall have been duly complied with and performed. If, at the Closing, either Stockholder or Company informs NewCo that they cannot confirm any representation or warranty as of the Closing Date, and provides in reasonable detail a statement setting forth the relevant facts, and NewCo waives this closing condition, the facts disclosed to NewCo shall not be the basis for any action by NewCo for indemnification for breach of such representation or warranty under Article 9 of the Agreement.

     7.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the sale transactions contemplated by this Agreement and no governmental agency or body shall have taken any other action or made any request of NewCo as a result of which the management of NewCo deems it inadvisable to proceed with the transactions hereunder.

     7.3 DUE DILIGENCE REVIEW. Prior to the Closing Date, NewCo shall have had sufficient time to review the unaudited balance sheet and financial statements of Company as of December 31, 1995, and the unaudited statements of income, cash flow and Stockholder' equity of Company for the periods then ended, and such review shall be satisfactory to NewCo. Further, NewCo shall have had sufficient time to study the business operations of Company and to determine whether the representations and warranties made herein and the schedules attached hereto are accurate, and such review shall be satisfactory to NewCo.

     7.4 NO MATERIAL ADVERSE CHANGE. No material adverse change in the results of operations, financial condition or business of Company taken as a whole shall have occurred, and Company shall not have suffered any material loss or damages to any of its properties or assets since the Balance Sheet Date, which change, loss or damage materially affects or impairs the ability of Company to conduct its respective businesses.

     7.5 REGULATORY REVIEW. NewCo, through its authorized representatives, shall have completed to its reasonable satisfaction a review of the regulatory practices and procedures of Company including, but not limited to, compliance with federal, state and local laws and regulations governing the operations of Company with respect to environmental, occupational safety and health and federal and state medical reimbursement matters

     7.6 STOCKHOLDER RELEASES. The Stockholder shall have delivered to NewCo an instrument, in form and substance satisfactory to counsel for NewCo, dated the Closing Date, releasing Company from any and all claims of Stockholder against Company.

     7.7 EMPLOYMENT AGREEMENT. Carl Cheshire shall have executed an Employment Agreement substantially in form of Exhibit 6.3 attached hereto.

     7.8 CANCELLATION OR AMENDMENT OF LEASES. All existing lease agreements between Company and any of its Stockholder, officers, affiliates, or parties related thereto shall either have been canceled or the rental payments and other terms thereunder shall have been set at a level no less than fair market value.

     7.9 OPINION OF COUNSEL. The NewCo and Ampace shall have received an opinion of counsel of Stockholder dated as of the closing date in the form and substance satisfactory to the counsel of the NewCo and Ampace.

     7.10 CONSENTS AND APPROVALS. All necessary consents of, and filings with, any governmental authority or agency relating to the consummation of the Purchase and Sale of Company Stock and the transactions contemplated hereby shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the consummation of the Purchase and Sale of Company Stock or the other transactions contemplated by this Agreement and no governmental agency or body shall have taken any other action or made any request of NewCo as a result of which NewCo deems it inadvisable to proceed with the transactions hereunder.

     7.11 ADDITIONAL LIABILITIES AND OBLIGATIONS. Stockholder shall have delivered to NewCo a schedule, dated the Closing Date, setting forth all material liabilities and obligations of Company and its Subsidiaries known to Stockholder and arising since the date of Schedule 3.8.

     7.12 ADDITIONAL CONTRACTS. Stockholder shall have delivered to NewCo a schedule, dated the Closing Date, showing all material Contracts, together with copies thereof, entered into by Company or any Subsidiary known to Stockholder and arising since the date of Schedule 3.12.

     7.13 GOOD STANDING CERTIFICATES. Stockholder shall have delivered to NewCo certificates, dated as of a date no longer than ten days prior to the Closing Date, duly issued by the appropriate governmental authority in Company's state of incorporation and in each state in which Company is authorized to do business, showing that Company is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for Company for all periods prior to the Closing have been filed and paid.

     7.14 PROCEEDINGS SATISFACTORY. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters will be reasonably satisfactory in form and substance to counsel to NewCo.

     7.15 REPRESENTATION REGARDING ACQUISITION OF STOCK BY STOCKHOLDER. Stockholder represents and warrants that the Ampace stock being conveyed to him pursuant to Section 1 (b) of this Agreement is being acquired for investment purposes only. Stockholder agrees to provide documentation to confirm this representation in a form reasonably satisfactory to NewCo's counsel upon request.

     7.16 APPROVAL BY AMPACE BOARD. This Agreement in its final executed form shall be subject to the approval of the Board of Directors of Ampace, which approval will be given as soon as reasonably possible.

     7.17 COVENANTS. Relatives of the Stockholder will have executed covenants of noncompetition for periods of two (2) years not to solicit or compete with current accounts of the Company.

8. POST CLOSING COVENANTS.

     8.1 RELEASE FROM GUARANTEES; REPAYMENT OF INDEBTEDNESS. NewCo and Ampace shall use its best efforts to have Stockholder released from any and all guarantees on any indebtedness, including real and personal property leases, equipment leases, mortgages, and purchase agreements, that he personally guaranteed for the benefit of Company, including without limitation obligations related to letters of credit as of the Closing Date. Company and Stockholder agree to authorize any party holding a guaranty to discuss and negotiate it's release with NewCo and agrees to cooperate with NewCo in any reasonable manner to obtain said releases. NewCo and Ampace will indemnify, defend, protect and hold harmless Stockholder at all times from and after the Closing Date from and against any personal guarantees which have been provided for the benefit of the Company.

     8.2 STOCKHOLDER OBLIGATIONS TO COMPANY. Stockholder owes $222,087.81 to Company as of the date of this Agreement. Stockholder has also requested that the vehicles listed in Schedule 8.2 be transferred to him at the Closing.
Those vehicles have a value of $39,040.0~ Stockholder shall pay Company for the value of the vehicles (less any debt assumed) and the debt owed to the Company by paying annual payments until the debt is paid in full. Stockholder will execute a promissory note in the form attached as Exhibit 8.2. No interest will be charged on the note. The due date of the annual payment shall coincide with the due date of the payments due from Company/NewCo pursuant to Section 11 of this Agreement. During the term of the note, NewCo/Company will reduce the payment under Section 11.7 by the annual amount owed.

     8.3 PIGGY-BACK RIGHTS. In the event Ampace registers additional stock within three (3) years from the date of this Agreement, Stockholder will be granted "piggy-back registration rights" as to the shares, including any additional shares received by reason of a stock dividend, capital reorganization or corporate reorganization, received under this Agreement. The Ampace will pay all of the expenses in connection with the registration, including without limitation, the costs of preparation, printing and filing the registration statement in compliance with the Act, the fees and expenses of counsel and accountants for the Ampace and Stockholders for registering the offering shares. The Ampace will indemnify and hold harmless each Stockholder hereof against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or allegedly untrue statement of a material fact furnished to any underwriter or purchaser of the registered shares, expressly for use in connection with such registration or qualification and used in accordance with such writing and from any omission therefrom or alleged omission therefrom of a material fact needed to be furnished or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading.

9.   INDEMNIFICATION.

     9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement and in the documents and instruments delivered pursuant to this Agreement will survive until the date that is twenty four months after the Closing Date, except (a) with respect to claims as to which notice has been given within said period, in which case the indemnification period shall be extended until the final resolution of such claim; (b) with respect to any federal, state or local taxes, as to which the indemnification obligation will survive until the expiration of the applicable statute of limitations for such taxes; and (c) environmental claims, as to which there shall be no expiration date except as provided by applicable laws limiting such actions. The liabilities of the parties under their respective representations and warranties will expire as of the expiration of the applicable survival period (the "Expiration Date"); provided, however, that such expiration will not extend to any representation or warranty the breach of which shall have been asserted in writing before such Expiration Date. The covenants and agreements in this Agreement and in the other instruments and documents delivered pursuant to this Agreement will survive the Closing and continue in full force and effect without limitation.

     9.2 INDEMNIFICATION BY STOCKHOLDER. Stockholder covenants and agrees that he will indemnify, defend, protect and hold harmless NewCo any of its officers, directors, employees, shareholders and agents and Company at all times from and after the date of this Agreement from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (collectively, "Damages") incurred by NewCo or Ampace as a result of or incident to any breach of the representations and warranties or covenants set forth herein or on the schedules or certificates delivered in connection herewith and any misrepresentations or nonfulfillment of any agreement on the part of Stockholder or Company under this Agreement.

     9.3 INDEMNIFICATION BY NEWCO. AND AMPACE. NewCo and Arnpace covenant and agree that each will, jointly and severally, indemnify, defend, protect and hold harmless Stockholder at all times from and after the date of this Agreement from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (collectively, "Damages") incurred by Stockholder as a result of or incident to any breach of the representations and warranties or covenants set forth herein or on the schedules or certificates delivered in connection herewith and any misrepresentations or nonfulfillment of any agreement on the part of Stockholder or Company under this Agreement.

     9.4 THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person") or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 9.2 or 9.3 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof The Indemnifying Party shall have right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying
Party that are in the Indemnified Party's Possession or control.
Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing provided that the Indemnifying Party's counsel shall always be lead counsel and shall determine all litigation and settlement steps, strategy and the like. The Indemnifying Party will not accept a settlement of any such Third Person claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith.

     9.5 GRANT OF SECURITY INTEREST. Stockholder hereby grants to NewCo a security interest in the annual payments due Stockholder pursuant to Section 11 of this Agreement and in the note payments provided for in paragraph 1.3(c) for the purpose of securing all undertakings and obligations of Stockholder under this Agreement. Stockholder agrees to execute financing statements, security agreements and other documents requested by NewCo to allow NewCo to perfect a security interest in those payments. NewCo and Ampace will have the right of set off against the note payments provided for in paragraph 1.3(c), subject to the provisions of Section 9.6.

     9.6 DISPUTE BY STOCKHOLDER OF SET OFF OR OTHER ACTIONS BY A SECURED PARTY. In the event that Stockholder disputes NewCo's or Ampaces's entitlement to funds which are set off or withheld pursuant to security documents, Stockholder may take the following action. If Stockholder believes that the alleged claim described in the notice to Stockholder is not a valid claim, Stockholder may, request nonbinding mediation, take either a defensive action in a Court of competent jurisdiction or an offensive action seeking a declaration that the liability is not due in a Court of competent jurisdiction. If Stockholder takes either of these actions, then the NewCo shall be required to deposit any funds in dispute in the Court of competent jurisdiction. NewCo shall not be required to do so, however, until an Order is entered recognizing the security interest and set off rights of the NewCo and providing for a continuation of the security interest in the funds on deposit with the Court. The Court shall provide for a disbursement of those funds in accordance with this Agreement and in accordance with a final, unappealable order determining the validity of the alleged claim. The Court shall recognize the right of NewCo to be indemnified and held harmless for attorney fees and expenses, as well as any rights with respect to payment of the claim.

     If the set off or other action is taken because of a loss or damage which is incurred due to a non-fulfillment or breach of the Agreement by Stockholder or Company or misrepresentation by Stockholder or Company, and if Stockholder disputes NewCo's right to set off or otherwise take action against its security, Stockholder may file an action in a Court of competent jurisdiction seeking to have the Court determine NewCo's entitlement to said funds. The funds shall, thereafter, be deposited in accordance with the procedure outlined above.

     9.7 INDEMNIFICATION LIMITATION. Notwithstanding anything to the contrary, the indemnification of the Stockholder to Ampace or NewCo shall be limited to items which exceed $5,000.00 on a per item basis of indemnifiable items and in no event shall the total amount of indemnification under this Agreement for warranties, covenants or other adjustments exceed One Hundred Fifty Thousand Dollars ($150,000) which amount must be set off against the promissory note given to Stockholder in Section 1.3(c). NewCo and Ampace acknowledge and agree that the limitation contained herein is full and complete and that in no event will there indemnifiable amount exceed One Hundred Fifty Thousand Dollars ($ 150,000).

10.  TERMINATION OF AGREEMENT.

     10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

           (a) [there is no subparagraph (a)];

           (b) by mutual consent of the board of directors of Company and NewCo;

           (c) by NewCo (acting through its board of directors) at any time prior to the Closing Date if the results of its due diligence investigation of Company is not satisfactory to NewCo;

           (d) by NewCo at any time prior to the Closing Date if there has occurred a material adverse change in the results of operations, financial condition or business of Company, since November 30, 1995;

           (e) by Stockholder or Company (acting through its board of directors), on the one hand, or by NewCo (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by March 31, 1996, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform each of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date: or

           (f) by Stockholder or Company or by NewCo in the event of a breach or default in any material respect by the other party of any provision under this Agreement and, in the case of a breach or default that is capable of being cured, continuation of such breach or default for a period of 30 days after written notice thereof shall have been given to the breaching party.

      10.2 LIABILITIES IN EVENT OF TERMINATION. The termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement; provided, however, that if the termination results from the inability of a party to confirm a representation or warranty at the Closing, which representation or warranty was true at the time of execution of this Agreement, then such party shall be relieved of all liabilities and obligations arising therefrom unless the inability to confirm such representation or warranty results from a breach of such party's obligations under this Agreement. The obligations of the parties under Article 12 and Section 13.5 shall survive the termination of this Agreement.

11.   NONCOMPETITION.

      11.1  PROHIBITED ACTIVITIES.  Stockholder agrees that for a period of five
(5) years following the termination of his employment under his Employment Agreement in the form attached hereto as Exhibit 6.3, he will not:

            (a) establish, enter into, be employed by or for, advise, consult with or become an owner in or a part of, any company, partnership, corporation or other business entity or venture, or in any way engage in business entity or venture, or in any way engage in business for himself or for others, that competes in the business of providing transportation services with Company, NewCo or any of their respective subsidiaries, within 100 miles of any location in which Company, NewCo or any of their respective subsidiaries conducts business (for purposes of Article 11, the geographic region is the "Territory");

            (b) solicit any person who, to the best of Stockholder's knowledge, is at that time employed by NewCo in the Territory in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of NewCo;

            (c) call upon or solicit any person or entity which, is or, within five years prior to that time, has been a customer of Company for the purpose of soliciting or selling transportation services;

            (d) call upon or solicit any person or entity which, to the best of Stockholder's knowledge, is or, within five year prior to that time, has been a customer of NewCo for the purpose of soliciting or selling transportation services;

            (e) call upon any prospective acquisition candidate, on his own behalf or on behalf of any competitor, which candidate was either called upon by him or for which he made an acquisition analysis for himself or NewCo or Company;

            (f) disclose Company's customers, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever; or

            (g) the term "any location in which Company, NewCo or any of their respective subsidiaries conduct business" is to be interpreted broadly and, includes, but is not limited to, any place where Company has an office or truck terminal and any place to which the Company, NewCo or any of their respective subsidiaries have delivered or picked up cargo.

      Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit either Stockholder acquiring as an investment not more than five percent (5%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or in the over-thecounter market.

      11.2 DAMAGES. Because of the difficulty of measuring economic losses to NewCo and Company as a result of the breach of the foregoing covenant, and because of the immediate and irreparable damage that would be caused to NewCo and Company for which they would have no other adequate remedy, Stockholder agrees that, in the event of a breach by him of the covenants set forth in
Section 11.1 hereof, the covenants may be enforced by NewCo or Company by injunctions and restraining orders.

      11.3 REASONABLE RESTRAINT. It is agreed by the parties that the foregoing covenants in this Article 11 impose a reasonable restraint on Stockholder in light of the activities and business of Company on the date of the execution of this Agreement and the future plans of Company.

      11.4 SEVERABILITY: REFORMATION. The covenants in this Article 11 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

      11.5 INDEPENDENT COVENANTS. All of the covenants in this Article 11 shall be construed as agreements independent of any other provision of this Agreement, and the existence of any claim or cause of action of Stockholder against Company or NewCo, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by NewCo or Company of such covenants. It is specifically agreed that the period of five (5) years stated above shall be computed by excluding from such computation any time during which Stockholder is in violation of any provision of this Article 11 as determined by a final and nonappealable decree of a court of competent jurisdiction.

     11.6  MATERIALITY.  Stockholder hereby agrees that the covenants in this
Article 11 are a material and substantial part of this transaction.

     11.7 PAYMENT TO STOCKHOLDER. Stockholder shall receive consideration for the agreement contained in this Article 11 of $77,400.00 per year to be paid annually commencing on the Closing Date and continuing until the fourth anniversary date of the closing.

12.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

     12.1 STOCKHOLDER. Stockholder recognizes and acknowledges that he had in the past, currently has, and in the future may possibly have, access to (i) certain confidential information of Company, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the respective businesses and (ii) certain confidential information about NewCo and the companies it intends to acquire in connection with the Purchase and Sale of Company Stock and related transactions contemplated hereby. Stockholder agrees that he will not use such confidential information for his own benefit (except in connection with the Employment Agreement) or disclose it to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, unless such information becomes known to the public generally through no fault of Stockholder or unless Stockholder is required by law to disclose such information, he shall notify NewCo as promptly as possible and allow NewCo the opportunity to oppose such a request. In the event of a breach or threatened breach by Stockholder of the provisions of this Section, NewCo and Company shall be entitled to an injunction restraining Stockholder from using or disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting NewCo and Company from pursuing any other available remedy for such breach or threatened breach including the recovery of damages.

     12.2 NEWCO. NewCo recognizes and acknowledges that it and its directors, officers, agents, accountants and advisors have in the past, currently have, and prior to the Closing Date, will have access to certain confidential information of Company, such as lists of customers, operational policies, pricing and cost policies that are valuable, special and unique assets of the businesses of Company. This confidential information has been provided to NewCo and its representatives for the purpose of evaluating the transactions contemplated by this Agreement. NewCo agrees that prior to the Closing and following any termination it will not use such confidential information other than for the purposes for which it has been provided and will not disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, unless such information becomes known to the public generally through no fault of NewCo or unless NewCo is required by law to disclose such information. If NewCo is requested to provide such information, it shall notify the Stockholder and Company as promptly as possible and allow the Stockholder and Company the opportunity to oppose such request. In the event of a breach or threatened breach by NewCo of the provisions of this Section, Stockholder and Company shall be entitled to an injunction restraining NewCo from disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting Stockholder and Company from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

     12.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, NewCo, Company and the Stockholder agree that, in the event of a breach by any of them of the foregoing covenant, the covenant may be enforced against them by injunctions and restraining orders.

13.  GENERAL.

     13.1 COOPERATION. Stockholder and NewCo shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of consummating the transaction contemplated by this Agreement. Stockholder will cooperate and use his best efforts to have the present officers, directors and employees of Company cooperate with NewCo on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

     13.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns, and the heirs, devisees and legal representatives of Stockholder.

     13.3 ENTIRE AGREEMENT. This Agreement (including the schedules and annexes attached hereto) and the documents and instruments delivered pursuant hereto constitute the entire agreement and understanding between Stockholder, Company and NewCo and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by Stockholder, Company, and NewCo acting through their respective officers, duly authorized by their respective Boards of Directors.

     13.4 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     13.5 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, NewCo will pay the fees, expenses and disbursements of NewCo and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto. Stockholder will pay the fees, expenses and disbursements of Stockholder and Company and their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto and all other costs and expenses incurred in the performance and compliance with all conditions to be performed by Stockholder and Company under this Agreement.

     13.6 NOTICES. All notices or communications required or permitted hereunder shall be in writing and may be given (i) by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) by a reputable overnight courier service, (iii) by facsimile (immediately confirmed by telephone) of such party. Notices shall be deemed to been given (a) if sent by United States mail, on the fourth day following mailing, (b) if sent by overnight courier, on the day following delivery by the sending party to the courier service and (c) if sent by facsimile, on the day the facsimile is confirmed as having been received. Notices shall be addressed as follows:

            (a) If to NewCo:

                       Ampace Corporation
                       130 Mabry Hood Road, Suite 220
                       Knoxville, Tennessee 37922
                       Telephone: 423/691-5799
                       Telecopy: 423/691-8085

                 with a copy to:

                       Bernstein, Stair & McAdams
                       Suite 600
                       530 South Gay Street
                       Knoxville, Tennessee 37902
                       Telephone: 423/546-8030
                       Telecopy: 423/522-8879

            (B) If to Company:

                       Amanday Express, Inc.
                       5625 U.S. Highway 220 S.
                       Asheboro, North Carolina 27203
                       Telephone: 910/873-7911
                       Telecopy: 910/873-8251

                 and to Stockholder:

                       Mr. Carl Cheshire
                       481 Walnut Drive
                       Asheboro, North Carolina 27203
                       Telephone: 910/629-8088
                 with a copy to:

                       Howard L. Williams, Esq.
                       Brooks, Pierce, McLendon,
                       Humphrey & Leonard, L.L.P.
                       2000 Renaissance Plaza
                       230 North Elm Street
                       P.O. Box 26000
                       Greensboro, North Carolina 27420-6000
                       Telephone: 910/373-8850
                       Telecopy: 910/378-1001

     13.7 GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to its conflict of laws principles. Any and all suits, legal actions or proceedings may be brought in the United States District Court for the Eastern District of Tennessee or the Middle District of North Carolina or in any court of appropriate jurisdiction and each party submits to and accepts to the jurisdiction of such courts for the purpose of any such suit, legal action or proceeding.

     13.8 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties made herein and at the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties, except to the extent limited hereby.

     13.9 EXHIBITS AND SCHEDULES. The parties acknowledge that certain exhibits and schedules to this Agreement have not been attached as of the date hereof Stockholder and Company agree to provide such exhibits and schedules relating to representations, warranties, covenants or other agreements made by Stockholder and Company to NewCo not later than ten (10) days prior to the Closing Date, such exhibits and schedules will be deemed part of this Agreement. In the event such exhibits and schedules are not provided by such date or such exhibits and schedules have not been approved by NewCo which approval will not be unreasonably withheld, NewCo shall have the right to terminate this Agreement without further liability or obligation. Any schedule or disclosure which is make a part of this Agreement shall apply to the whole Agreement whether or not it is so designated or cross-referenced.

     13.10 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

     13.11 TIME.  Time is of the essence of the Agreement.

     13.12 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of the Agreement shall not in any way be affected or impaired thereby.

     13.13 ATTORNEY'S FEES. Should it become necessary for any party to bring an action or cross-action against any other party to resolve any claim or controversy arising under this Agreement, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and expenses, including fees and expenses incurred in connection with enforcing any decision of a court, in addition to the costs of any such action. For purposes of this section, the "prevailing party" shall be determined by the court, taking into consideration all aspects of the litigation the court may deem appropriate, including but not limited to matters of liability and extent of damages both as claimed before trial and proven during trial; the court may determine that different parties prevailed on different aspects of the litigation and allocate the responsibility to pay fees and costs reasonably as a result thereof.









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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           "AMPACE"

                                           AMPACE CORPORATION
ATTEST:

                                           BY:
-----------------------------                 ---------------------------------
                                               Title:  Chief Executive Officer


                                           "NEWCO"

                                           AMPACE ACQUISITION, INC.

ATTEST:

                                           BY:
-----------------------------                  --------------------------------
                                                Title:  Chief Executive Officer


                                           "COMPANY"

                                           AMANDAY EXPRESS, INC.
ATTEST:

                                           BY:
-----------------------------                 ---------------------------------
                                                                 , PRESIDENT
                                               ------------------


                                           "STOCKHOLDER"


                                           BY:
                                              ---------------------------------
                                              CARL A. CHESHIRE


                                           BY:
                                              ---------------------------------
                                              ELIZABETH B. CHESHIRE






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